Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-181655, 333-155257, 333-105862, 333-63618, 333-52136, 333-37832, 333-89223 and 333-10167) of Micrel, Incorporated of our report dated March 18, 2013 relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
San Jose, California
March 18, 2013